Exhibit 99.1

SIGMA DESIGNS, INC. REPORTS SECOND QUARTER

FISCAL YEAR 2017 FINANCIAL RESULTS

Fremont, CA — September 6, 2016 — Sigma Designs, Inc. ® (NASDAQ: SIGM), a leading provider of intelligent system-on-chip (SoC) solutions for Connected Smart TV Platforms and Internet of Things (IoT) Devices, today reported financial results for its second quarter of fiscal year 2017, which ended July 30, 2016.

Financial Results

Net revenue for the second quarter of fiscal 2017 was $61.3 million, up $7.5 million, or 14.0%, from $53.8 million reported in the previous quarter, and up $3.0 million, or 5.2%, from $58.3 million reported in the same period in fiscal 2016.

GAAP gross margin in the second quarter of fiscal 2017 was 48.2%. This compares with a GAAP gross margin of 44.6% in the previous quarter, and a GAAP gross margin of 48.9% for the same period in fiscal 2016.

Non-GAAP gross margin in the second quarter of fiscal 2017 was 49.9%. This compares with a non-GAAP gross margin of 46.6% in the previous quarter, and a non-GAAP gross margin of 50.5% for the same period in fiscal 2016.

GAAP operating expenses in the second quarter of fiscal 2017 were $29.9 million, compared with GAAP operating expenses of $30.0 million in the previous quarter, and GAAP operating expenses of $27.3 million for the same period in fiscal 2016.

Non-GAAP operating expenses in the second quarter of fiscal 2017 were $27.2 million, compared with non-GAAP operating expenses of $27.5 million in the previous quarter, and non-GAAP operating expenses of $24.1 million for the same period in fiscal 2016.

GAAP operating loss in the second quarter of fiscal 2017 was ($0.3) million, compared with a GAAP operating loss of ($6.0) million in the previous quarter, and GAAP operating income of $1.2 million for the same period in fiscal 2016.

Non-GAAP operating income in the second quarter of fiscal 2017 was $3.4 million, compared with a non-GAAP operating loss of ($2.5) million in the previous quarter, and non-GAAP operating income of $5.2 million for the same period in fiscal 2016.

GAAP net loss for the second quarter of fiscal 2017 was ($1.7) million, or ($0.05) per diluted share. This compares with a GAAP net loss of ($8.1) million, or ($0.22) per share in the previous quarter, and GAAP net income of $0.3 million, or $0.01 per diluted share, for the same period in fiscal 2016.

Non-GAAP net income for the second quarter of fiscal 2017 was $2.6 million, or $0.07 per diluted share. This compares with a non-GAAP net loss of ($4.2) million, or ($0.12) per share, in the previous quarter, and non-GAAP net income of $4.5 million, or $0.12 per diluted share, for the same period in fiscal 2016.

The reconciliation between the GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“We had a strong second quarter with revenue up 14 percent sequentially led by robust demand and early adoption of our Connected SmartTV Platforms business. With gross margins approaching 50 percent and continued control of our operating expenses, we delivered a healthy net income for the quarter,” said Thinh Tran, President and CEO of Sigma Designs, Inc.

Investor Conference Call

The Company will hold a conference call to discuss the second quarter fiscal 2017 financial results at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. Investors will have an opportunity to listen live to the conference call via Sigma’s website at www.sigmadesigns.com/IR or http://public.viavid.com. To listen to the live call, please go to the website at least 10 minutes prior to start to register, download and install any necessary audio software. For those who are unable to listen to the event live, a replay will be available shortly after the call via the Internet through www.sigmadesigns.com/IR or http://public.viavid.com, or by dialing (877) 870-5176, or International (858) 384-5517, using passcode 7101765. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), Sigma reports non-GAAP net income (loss), as Sigma believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, non-GAAP financial measures  exclude amortization of acquired intangibles, stock-based compensation, one-time legal fee expenses, settlement expenses, net gain on sale of and impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets and design tools used in production, the reversal of previously accrued rebates and the one-time gain from the gain on sale of development project. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results.

Legislative and regulatory requirements encourage the use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future. Sigma believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP.  Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAPP financials measures.  The Company presents such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be its core, ongoing business operations.

Investors should note that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies.  Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Sigma intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934. The forward-looking statements in this press release involve risks and uncertainties. Actual results may differ materially from expectations discussed in these forward-looking statements due to a number of factors, including the risk that, upon completion of further closing and review procedures, the financial results for the second quarter fiscal year 2017 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of each of our business segments, the ramp in demand of our Set-Top-Box business, an increase of our television and telecommunication customers, our ability to deploy and achieve market acceptance for our products, unanticipated costs and risks related to the integration of Bretelon and further development of Bretelon technology and the risk that such products will not gain widespread acceptance, or will be rendered obsolete by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our filings with the Securities and Exchange Commission. In particular, see Sigma’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available on the SEC website at www.sec.gov and on our website. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Sigma Designs is a registered trademark of Sigma Designs, Inc. in the United States and other countries.

About Sigma Designs, Inc.

Sigma Designs, Inc.® (NASDAQ: SIGM) designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading Connected Smart TV platforms and IoT Devices. For more information about Sigma Designs, please visit: www.sigmadesigns.com.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO

Sigma Designs, Inc.

IR@sigmadesigns.com

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	July 30,	January 30,
	2016	2016
Assets

Current Assets:
Cash and cash equivalents	$68,353	$63,790
Short-term marketable securities	4,807	4,805
Restricted cash	818	900
Accounts receivable, net	45,911	30,362
Inventory	21,453	26,709
Prepaid expenses and other current assets	9,055	14,085
Total current assets	150,397	140,651

Long-term marketable securities	-	3,527
Software, equipment and leasehold improvements, net	17,659	14,086
Intangible assets, net	33,988	37,050
Goodwill	11,145	11,068
Deferred tax assets	936	911
Long-term investments	2,000	2,884
Other non-current assets	6,067	6,492

Total assets	$222,192	$216,669

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$23,090	$26,181
Accrued compensation and related benefits	8,145	7,360
Accrued liabilities	21,377	14,632
Total current liabilities	52,612	48,173

Other long-term liabilities	21,545	15,691
Total liabilities	74,157	63,864

Shareholders’ equity	148,035	152,805

Total liabilities and shareholders' equity	$222,192	$216,669

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(GAAP)

(In thousands, except per share data)

	Three months ended			Six months ended
	July 30, 2016	April 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

Net revenue	$61,316	$53,775	$58,307	$115,091	$114,219
Cost of revenue	31,734	29,774	29,783	61,508	56,347
Gross profit	29,582	24,001	28,524	53,583	57,872
Gross margin percent	48.2%	44.6%	48.9%	46.5%	50.7%

Operating expenses:
Research and development	18,836	19,155	16,102	37,991	32,415
Sales and marketing	5,939	5,723	5,254	11,662	11,065
General and administrative	4,820	5,138	5,005	9,958	10,786
Impairment of IP, mask sets and design tools	300	-	955	300	988
Total operating expenses	29,895	30,016	27,316	59,911	55,254

Income (loss) from operations	(313)	(6,015)	1,208	(6,328)	2,618
Interest and other income (expense), net	415	(751)	113	(336)	784

Income (loss) before income taxes	102	(6,766)	1,321	(6,664)	3,402
Provision for income taxes	1,824	1,332	1,025	3,156	3,488

Net income (loss)	$(1,722)	$(8,098)	$296	$(9,820)	$(86)

Net income (loss) per share:
Basic	$(0.05)	$(0.22)	$0.01	$(0.27)	$(0.00)
Diluted	$(0.05)	$(0.22)	$0.01	$(0.27)	$(0.00)
Shares used in computing net income (loss) per share:
Basic	37,182	36,872	35,604	37,028	35,473
Diluted	37,182	36,872	36,602	37,028	35,473

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Six months ended
	July 30, 2016	April 30, 2016	August 1, 2015	July 30, 2016	August 1, 2015

GAAP Net Revenue	$61,316	$53,775	$58,307	$115,091	$114,219
Items reconciling GAAP Net Revenue to Non-GAAP:
Reversal of rebate	-	-	(221)	-	(1,027)
GAAP to Non-GAAP adjustments	-	-	(221)	-	(1,027)
Non-GAAP Net Revenue	$61,316	$53,775	$58,086	$115,091	$113,192

GAAP Cost of Revenue	$31,734	$29,774	$29,783	$61,508	$56,347
Items reconciling GAAP Cost of Revenue to Non-GAAP:
Stock based compensation expense	(74)	(104)	(44)	(178)	(80)
Amortization of acquired intangibles	(940)	(949)	(968)	(1,889)	(2,030)
GAAP to Non-GAAP adjustments	(1,014)	(1,053)	(1,012)	(2,067)	(2,110)
Non-GAAP Cost of Revenue	$30,720	$28,721	$28,771	$59,441	$54,237

GAAP Gross Profit	$29,582	$24,001	$28,524	$53,583	$57,872
GAAP Gross Margin %	48.2%	44.6%	48.9%	46.6%	50.7%
Non-GAAP Gross Profit	$30,596	$25,054	$29,315	$55,650	$58,955
Non-GAAP Gross Margin %	49.9%	46.6%	50.5%	48.4%	52.1%

GAAP Operating Expenses	$29,895	$30,016	$27,316	$59,911	$55,254
Items reconciling GAAP Operating Expenses to Non-GAAP:
Stock based compensation expense	(1,677)	(1,788)	(1,211)	(3,465)	(2,909)
Amortization of acquired intangibles	(696)	(699)	(316)	(1,395)	(661)
Impairment of IP, mask sets and design tools	(300)	-	(955)	(300)	(988)
One time legal fee expenses	-	(11)	(747)	(11)	(1,254)
GAAP to Non-GAAP adjustments	(2,673)	(2,498)	(3,229)	(5,171)	(5,812)
Non-GAAP Operating Expenses	$27,222	$27,518	$24,087	$54,740	$49,442

GAAP Other Income (Expense) and Tax	$(1,409)	$(2,083)	$(912)	$(3,492)	$(2,704)
Items reconciling GAAP Other Income (Expense) and Tax to Non-GAAP:
Impairment (gain on sale) of privately held instruments, net	584	300	126	884	(392)
Income tax adjustments	-	-	20	-	1,202
GAAP to Non-GAAP adjustments	584	300	146	884	810
Non-GAAP Other Income (Expense) and Tax	$(825)	$(1,783)	$(766)	$(2,608)	$(1,894)

Non-GAAP Net Income (Loss)	$2,549	$(4,247)	$4,462	$(1,698)	$7,619

Non-GAAP Net Income (Loss) per share:
Basic	$0.07	$(0.12)	$0.13	$(0.05)	$0.21
Diluted	$0.07	$(0.12)	$0.12	$(0.05)	$0.21
Shares used in computing Non-GAAP net income (loss) per share:
Basic	37,182	36,872	35,604	37,028	35,473
Diluted	37,527	36,872	36,602	37,028	36,352